Exhibit 99.1

CONTACTS:

Ashleigh Koss, Media

public_affairs@gilead.com

Jacquie Ross, Investors

investor_relations@gilead.com

GILEAD SCIENCES APPOINTS DIETMAR BERGER, MD, PHD, AS CHIEF MEDICAL OFFICER

Foster City, Calif., Dec. 12, 2024 – Gilead Sciences, Inc. (Nasdaq: GILD) today announced that Dietmar Berger, MD, PhD, will join the company on January 2, 2025, as Chief Medical Officer and will become a member of Gilead’s senior leadership team. Dr. Berger succeeds Merdad Parsey, MD, PhD.

Dr. Berger is a board-certified internist, hematologist and oncologist who brings more than 25 years of extensive experience in developing and delivering innovative medicines across a broad range of therapeutic areas. He will assume responsibility for the Company’s leading virology, oncology and inflammation portfolio and will oversee the company’s global Development and Medical Affairs organizations.

“Dietmar’s exceptional leadership in global drug development, his track record in delivering transformational therapies, and the breadth and depth of his experience make him an ideal choice as Gilead’s Chief Medical Officer,” said Daniel O’Day, Chairman and Chief Executive Officer of Gilead. “We are delighted to welcome Dietmar to Gilead at a time when we are poised to extend our leadership in virology and deliver on our significant potential in oncology and inflammation. We look forward to having Dietmar take up his role at the beginning of 2025 as we work to strengthen our impact for patients and communities worldwide.”

“I’m honored to join Gilead, an organization I have long admired as an industry leader and one of the world’s most innovative companies, whose transformative therapies have revolutionized the treatment, prevention and cure for some of healthcare’s greatest challenges,” said Dr. Berger. “I am looking forward to working with the talented team at Gilead to continue to advance its promising pipeline and improve health outcomes for communities around the world.”

Most recently, Dr. Berger was the Chief Medical Officer and Global Head of Development at Sanofi, where he led development science, strategy and operations across the company’s therapeutic areas of focus. Prior to Sanofi, Dr. Berger served in senior development roles at Atara, Genentech, Bayer and Amgen.

Across a distinguished career in drug development, Dr. Berger has delivered an impressive track record of successful global filings, including multiple cancer treatments, as well as transformative products in other disease areas including immunology, hematology, oncology, and infectious diseases.

Dr. Berger completed his medical training in Freiburg (Germany), Basel (Switzerland) and Chicago (United States) and holds an MD and PhD from the Albert-Ludwigs University School of Medicine.

About Gilead Sciences

Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer, and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, Calif.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risk that Gilead may not complete the leadership transition within currently anticipated timelines or at all; challenges that Gilead may encounter in implementing the leadership transition; the ability of Gilead to realize the full potential of its pipeline; and any assumptions underlying any of the foregoing. These and other risks, uncertainties and factors are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the U.S. Securities and Exchange Commission. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The reader is cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation and disclaims any intent to update any such forward-looking statements.

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